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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 8 to Registration Statement No. 333-47971 of Merrill Lynch U.S. High Yield Fund, Inc. (the "Fund") on Form N-1A of our reports dated May 20, 2003 for the Fund and Master U.S. High Yield Trust, respectively, both appearing in the March 31, 2003 Annual Report of the Fund, in the Statement of Additional Information which is part of this Registration Statement. We also consent to the reference to us under the caption "Financial Highlights" in the Prospectus, which is also part of this Registration Statement.

/s/ Deloitte & Touche LLP

July 22, 2003